Exhibit 15.2

August 11, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 11, 2008 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three-month and six-month periods ended June 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-112904) and Form S-8 (No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879 and 333-142651).

Very truly yours,

PricewaterhouseCoopers LLP